  As filed with the Securities and Exchange Commission on September 14, 2001
                                                       Registration No.333-47386
   =======================================================================
                      SECURITIES AND EXCHANGE COMMISSION
                             Washington, DC  20549

                        Post-Effective Amendment No. 2

                                      to
                                   Form S-3
                            REGISTRATION STATEMENT
                                     Under
                          THE SECURITIES ACT OF 1933

                                ORTHOVITA, INC.
            (Exact name of registrant as specified in its charter)

               Pennsylvania                              23-2694857
     (State or Other Jurisdiction of        (I.R.S. Employer Identification No.)
      Incorporation or Organization)

                            45 Great Valley Parkway
                          Malvern, Pennsylvania 19355
                                (610) 640-1775
              (Address, Including Zip Code, and Telephone Number,
       Including Area Code, of Registrant's Principal Executive Offices)

                              __________________

                               Bruce A. Peacock
                            Chief Executive Officer
                                Orthovita, Inc.
                            45 Great Valley Parkway
                          Malvern, Pennsylvania 19355
                                (610) 640-1775
(Name, Address, Including Zip Code, and Telephone Number, Including Area Code,
                             of Agent for Service)

                              __________________
                                  Copies to:
                           Stephen Jannetta, Esquire
                          Morgan, Lewis & Bockius LLP
                              1701 Market Street
                          Philadelphia, PA 19103-2921
                                (215) 963-5000

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.
                              ___________________
     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [_]

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, other than offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

     If delivery of the Prospectus is expected to be made pursuant to Rule 434, please check the following box. [_]

The registrant hereby requests that this Post-Effective Amendment No. 2 become effective, as soon as practicable, pursuant to Section 8(c) of the Securities Act of 1933.
================================================================================

Pursuant to a Registration Statement on Form S-3 (File No. 333-47386) filed with the Commission on November 7, 2000 (as amended to date, the "Registration Statement"), Orthovita, Inc. (the "Company") registered an aggregate of 3,032,395 shares of the Company's common stock, $0.01 par value per share (the "Common Stock") for the account of certain stockholders of the Company (the "Selling Stockholders"). Of such 3,032,395 shares: (i) 95,935 were issuable upon the exercise of warrants that have expired without being exercised; and
(ii) 762,712 shares were issuable upon the exercise of warrants referenced herein as owned by Brown Simpson Partners I, Ltd., one of the Selling Stockholders. This Post-Effective Amendment No. 2 to the Registration Statement is being filed for the purpose of de-registering the 858,647 shares of Common Stock of the Company registered pursuant to the Registration Statement and described above in this paragraph.

                                  SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filings on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized.

                                   ORTHOVITA, INC.
                                   (Registrant)
Malvern, Pennsylvania

Dated:  September 14, 2001

                                   By: /s/ Bruce A. Peacock
                                       ---------------------
                                       Bruce A. Peacock
                                       President and Chief Executive Officer


     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons on behalf of the registrant and in the capacities and on the dates indicated.

            Signature                          Title                       Date
            ---------                          -----                       ----
/s/ Bruce A. Peacock             President, Chief Executive          September 14, 2001
-----------------------------
Bruce A. Peacock                 Officer and Director (principal
                                 executive officer)

/s/ Joseph M. Paiva              Vice President and Chief            September 14, 2001
-----------------------------
Joseph M. Paiva                  Financial Officer (principal
                                 financial and accounting officer)

/s/ David S. Joseph*             Chairman of the Board               September 14, 2001
-----------------------------
David S. Joseph

/s/ Paul Ducheyne, Ph.D.*        Director                            September 14, 2001
-----------------------------
Paul Ducheyne, Ph.D.

/s/ Robert Levande*              Director                            September 14, 2001
-----------------------------
Robert Levande

/s/ James Garvey*                Director                            September 14, 2001
-----------------------------
James Garvey

/s/ Jos. B. Peeters, Ph.D.*      Director                            September 14, 2001
-----------------------------
Jos B. Peeters, Ph.D.

* By: /s/ Bruce A. Peacock
-----------------------------
Bruce A. Peacock,
Attorney-in-Fact